Exhibit 99.1

Generate Biomedicines, Inc.

Reports First Quarter 2026 Financial Results and Provides Business Update

SOLAIRIA-1 AND SOLAIRIA-2 Phase 3 clinical trials for GB-0895 (anti-TSLP) continue to advance

Clinical trial sites activated for GB-4362 (MMAE neutralizer); first patient dosing is expected in mid-2026; program has received FDA Fast Track designation

First patient dosing is expected in the second half of 2026 for GB-5267 (MUC16 armored CAR T); developed in collaboration with Roswell Park Comprehensive Cancer Center

Approximately $516.6 million in cash, cash equivalents, and marketable securities as of March 31, 2026

SOMERVILLE, Mass., May 7, 2026 — Generate Biomedicines, Inc. (NASDAQ: GENB) (“Generate”) today reported financial results for the first quarter ended March 31, 2026, and highlighted progress across its clinical portfolio.

“We saw strong progress in the first quarter across our clinical pipeline, next generation of therapeutic programs, and advancing our platform,” said Mike Nally, chief executive officer of Generate Biomedicines, Inc. “We are advancing GB-0895 in Phase 3 for severe asthma and Phase 1b for COPD. In oncology, we expect to progress two clinical trials this year with GB-4362, an MMAE neutralizer, and GB-5267, a MUC16 CAR T developed with Roswell Park. Together, these programs reflect the breadth of our clinical portfolio across therapeutic areas, modalities, and both wholly owned and partnered programs.”

Recent Progress

Generate continues to advance its generative biology platform, applying its capabilities across therapeutic areas and modalities to advance programs into the clinic.

In inflammation and immunology, Generate's GB-0895 (anti-TSLP) program continues to advance, with Phase 3 clinical trials underway in severe asthma with its global SOLAIRIA-1 and SOLAIRIA-2 replicate studies, and a Phase 1b trial is ongoing in COPD.

In oncology, Generate's GB-4362 (MMAE neutralizer) program has activated clinical trial sites, and the first patient is expected to be dosed in mid-2026. This program has received FDA Fast Track designation.

Generate's GB-5267 (MUC16 armored CAR T) program, developed in collaboration with Roswell Park Comprehensive Cancer Center, is expected to dose the first patient in the second half of 2026 in a Phase 1 clinical trial in solid tumors, initially targeting ovarian cancer.

Financial Results

Cash, cash equivalents, and marketable securities were $516.6 million as of March 31, 2026, compared with $221.5 million as of December 31, 2025. The cash, cash equivalents, and marketable securities as of March 31, 2026 reflects $369.3 million in net proceeds from Generate's IPO, which was completed on March 2, 2026. Generate believes its existing cash, cash equivalents, and marketable securities will be sufficient to fund its operations into the first half of 2028. Generate expects to require additional capital to support long-term operations.

Revenue for the quarter ended March 31, 2026, was $7.2 million, compared with $8.8 million for the same period in 2025. This revenue reflects developments in the ongoing Amgen and Novartis research programs.

Research and development expenses were $57.8 million for the quarter, compared with $46.8 million for the same period in 2025. The increase was primarily driven by continued investment in the GB-0895 Phase 3 program in severe asthma, as well as by an increase in personnel-related costs, offset by a decrease in external discovery and other program related costs.

General and administrative expenses were $13.5 million for the quarter, compared with $10.1 million for the same period in 2025. The increase was primarily driven by an increase in stock-based compensation and professional fees associated with operating as a public company following Generate’s initial public offering in February 2026.

Net loss was $61.7 million for the quarter ended March 31, 2026, compared with $44.3 million for the same period in 2025, which includes non-cash stock-based compensation expense of $6.4 million and $4.7 million, respectively.

Net cash used in operating activities was $80.4 million for the quarter ended March 31, 2026, compared with $53.2 million for the same period in 2025.

About Generate:Biomedicines
Generate (NASDAQ: GENB) is a clinical-stage generative biology company founded at the intersection of machine learning, biological engineering, and medicine, advancing a new era of programmable biology to engineer better medicines for patients, faster. The Generate Platform integrates computational design with large-scale biological experimentation, enabling the creation of novel, optimized therapeutics that address historically undruggable and hard-to-drug targets, as well as known targets in new and more effective ways. The platform has enabled the generation of a broad pipeline of therapies across multiple therapeutic areas and protein-based modalities, addressing health challenges out of reach of traditional approaches. Founded in 2018, Generate is leading a fundamental shift from drug discovery to drug generation. Learn more at www.generatebiomedicines.com or follow us on X, LinkedIn, and YouTube.

Digital Media Disclosure
From time to time Generate has used, or expects in the future to use, its investor website (investors.generatebiomedicines.com), the Generate LinkedIn account (linkedin.com/company/generate-biomedicines), and the Generate X account (@generate_biomed) as a means of disclosing information to the public in a broad, non-exclusionary manner, including for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). Accordingly, investors should monitor the investor website and these social media channels in addition to news releases, SEC filings, public conference calls and webcasts, as the information posted on them could be material to investors.

Cautionary Note Regarding Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding Generate’s expectations relating to the advancement of its product candidates; the initiation, timing, progress, and results of its clinical trials; the potential of its generative biology platform; and its expected cash runway. In some cases, the forward-looking statements can be identified by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions.

These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, but not limited to, risks and uncertainties related to: Generate’s ability to successfully develop and obtain regulatory approval for its product candidates; the initiation, design, progress, timing and results of preclinical studies and clinical trials; Generate’s ability to obtain, maintain and enforce intellectual property protection; Generate’s dependence on third parties for the manufacture and development of its product candidates; the impact of competitive products and technologies; Generate’s ability to replicate positive results from earlier preclinical studies or clinical trials in current or future clinical trials; Generate’s ability to demonstrate that its product candidates are safe and effective for their proposed indications; Generate’s ability to obtain additional capital to fund its operations; and general economic, industry, and market conditions.

Additional information on these and other risks and uncertainties that could affect Generate’s business, financial condition, and results of operations is included in Generate’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

The forward-looking statements in this news release are made as of the date hereof, and Generate undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this news release, except as required by applicable law.

Generate Media Contact
Megan McLaughlin
pr@generatebiomedicines.com

GENERATE BIOMEDICINES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data) (unaudited)

	As of March 31,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$160,575	$121,650
Marketable securities	356,066	99,848
Restricted cash and cash equivalents (VIE)	-	339
Prepaid expenses and other current assets	18,749	12,528
Total current assets	535,390	234,365
Property and equipment, net	27,837	29,151
Operating lease right-of-use assets	57,765	59,860
Other assets	4,745	6,806
Total assets	$625,737	$330,182
Liabilities, convertible preferred stock, non-controlling interest and stockholders’ deficit
Current liabilities:
Accounts payable	$7,617	$3,837
Accrued expenses and other current liabilities	19,267	42,164
Deferred revenue – current	17,244	21,194
Current portion of finance lease liabilities	3,883	4,311
Operating lease liabilities – current	10,378	10,697
Total current liabilities	58,389	82,203
Non-current liabilities:
Warrant to purchase convertible preferred stock	-	1,205
Finance lease liabilities, net of current portion	2,221	2,908
Deferred revenue – non-current	1,238	4,511
Operating lease liabilities – non-current	49,088	50,610
Other long term liabilities	-	116
Total liabilities	110,936	141,553
Commitments and contingencies
Convertible preferred stock	-	811,826
Non-controlling interest	-	(7,232)
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 500,000,000 and 200,456,735 shares authorized as of March 31, 2026 and December 31, 2025 respectively; 128,192,484 and 33,116,957 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	128	33
Additional paid-in capital	1,252,388	60,189
Accumulated other comprehensive income	24	106
Accumulated deficit	(737,739)	(676,293)
Total stockholders’ equity (deficit)	514,801	(615,965)
Total liabilities, convertible preferred stock, non-controlling interests and stockholders’ equity (deficit)	$625,737	$330,182

GENERATE BIOMEDICINES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data) (unaudited)

	Three Months Ended March 31,
	2026	2025
Collaboration revenue	$7,224	$8,818
Operating expenses:
Research and development	57,812	46,825
General and administrative	13,524	10,147
Total operating expenses	71,336	56,972
Loss from operations	(64,112)	(48,154)
Other income (expense), net
Change in fair value of convertible preferred stock warrant liability	(363)	—
Interest expense	(182)	(368)
Interest income	2,913	4,281
Foreign currency exchange loss	58	(17)
Other expense	—	—
Total other income (expense), net	2,426	3,896
Loss before provision for income taxes	(61,686)	(44,258)
Provision for income taxes	(28)	(56)
Net loss	(61,714)	(44,314)
Net loss attributable to non-controlling interests	(268)	(2,629)
Net loss attributable to Generate Biomedicines, Inc. stockholders	(61,446)	(41,685)
Convertible preferred stock accrued dividends	(7,749)	(11,592)
Net loss attributable to Generate Biomedicines, Inc. common stockholders	$(69,195)	$(53,277)